EXHIBIT 4

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

The following instruments of Navistar International Corporation and its principal subsidiary International Truck and Engine Corporation, and its principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

4.1
Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Exhibit 10.05 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.

4.2
Guarantee, dated as of December 8, 2000, made by Navistar International Corporation, in favor of The Chase Manhattan Bank, as Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among Navistar Financial Corporation and Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent. Filed as Exhibit 10.07 to Navistar Financial Corporation’s Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.

4.3
Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed on Registration No. 333-64626 as Exhibit 4.3.

4.4
Note Purchase Agreement, dated as of June 15, 2001, as amended from time to time, between International Truck and Engine Corporation and the State of Wisconsin Investment Board for 9.95% Senior Notes due 2011 for $19,000,000. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.5
555,000,000 Mexican Peso Credit Agreement dated as of July 25, 2001, as restructured as of May 14, 2004, by and among Servicios Financieros Navistar, S.A. de C.V., Arrendadora Financiera Navistar, S.A. de C.V., Navistar Comercial, S.A. de C.V. and Banco Nacional de Obras y Servicios Publicos, S.N.C. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.6
First Supplement to Indenture, dated as of August 22, 2001, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.19 to Annual Report on Form 10-K dated December 18, 2001. Commission File No. 1-9618.

E-2

EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.7
$30,000,000 Revolving Credit Agreement dated as of October 25, 2001, as amended from time to time, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Export Development Canada. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.8
500,000,000 Mexican Peso Medium Term Promissory Notes Program issued November 22, 2001, by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter Casa de Bolsa Citibank, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.9
200,000,000 Mexican Peso Revolving Credit Agreement dated as of November 27, 2001, as amended from time to time, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Comerica Bank Mexico, S.A. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.10
120,000,000 Mexican Peso Revolving Credit Agreement dated as of February 27, 2002, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.11
120,000,000 Mexican Peso Revolving Credit Agreement dated as of February 27, 2002, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.12	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.

4.13
Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.1 to Form S-3 dated May 7, 2002. Registration No. 333-87716.

4.14
Registration Rights Agreement, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 7, 2002. Registration No. 333-87716.

E-3

EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.15
170,000,000 Mexican Peso Revolving Credit Agreement dated as of May 12, 2004, by and among Servicios Financieros Navistar, S.A. de C.V., as borrower and Ixe Banco, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.16
$7,000,000 Revolving Credit Agreement dated as of September 29, 2003, by and between Servicios Financieros Navistar, S.A. de C.V, as borrower and HSBC Mexico, S.A. (f/k/a Banco Internacional, S.A.), as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.17
80,000,000 Mexican Peso Revolving Credit Agreement dated as of September 3, 2003, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower and Banco Invex, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.18
200,000,000 Mexican Peso Revolving Credit Agreement dated as of October 16, 2002, and ratified on October 29, 2003, by and among Servicios Financieros Navistar, S.A. de C.V. and Arrendadora Financiera Navistar, S.A. de C.V., as borrowers and Scotiabank Inverlat, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.19
Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated December 6, 2002. Registration No. 333-101684.

4.20
Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.3 to Form S-3 dated February 25, 2003. Registration No. 333-103437.

4.21
Registration Rights Agreement, dated as of December 16, 2002, by and between Navistar International Corporation and Credit Suisse First Boston Corporation. Filed as Exhibit 4.2 to Form S-3 dated February 25, 2003. Registration No. 333-103437.

4.22
$3,000,000 Revolving Credit Agreement dated as of September 29, 2003, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower and HSBC Mexico S.A. (f/k/a Banco Internacional, S.A.), as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

E-4

EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.23
100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.24
100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.25
First Amendment to the Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party thereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Exhibit 3.2 to Navistar Financial Corporation’s Form 10-Q dated and filed March 8, 2004. Commission File No. 001-04146.

4.26
$50,000,000 Mexican Peso Revolving Credit Agreement dated as of May 18, 2004, between Servicios Financieros Navistar, S.A. de C.V., as borrower and Banco Mercantil del Norte, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.27
$50,000,000 Mexican Peso Revolving Credit Agreement dated as of June 3, 2004, between Servicios Financieros Navistar, S.A. de C.V., as borrower and Banco del Bajio, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.28
$25,000,000 Mexican Peso Revolving Credit Agreement dated as of June 3, 2004, between Arrendadora Financiera Navistar, S.A. de C.V., as borrower and Banco del Bajio, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.29
$50,000,000 Mexican Peso Revolving Credit Agreements dated as of June 11, 2004, between Servicios Financieros Navistar, S.A. de C.V., and Arrendadora Financiera Navistar, S.A. de C.V as borrowers and Banco Ve por M—s, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreements which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

E-5

EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.30
Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.1 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.

4.31
First Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000.     Filed as Exhibit 4.2 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.

4.32
Second Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.3 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.

The following documents of Navistar International Corporation are filled herewith:

4.33
First Supplement to Indenture, dated as of June 11, 2004, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation's 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

E-6